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                                                                    Exhibit 21

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                           SUBSIDIARIES OF THE COMPANY

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         Name                                    Jurisdiction of Incorporation
         ----                                    -----------------------------

Access Medical Systems, Inc.                                 Delaware

Cardiopet Incorporated                                       Delaware

Environetics, Inc.                                           Delaware

ETI Corporation                                              Delaware

IDEXX Laboratories Foreign Sales Corporation                 U.S. Virgin Islands

IDEXX GmbH                                                   Germany

IDEXX Laboratories Pty. Limited                              Australia

IDEXX Laboratories, Limited                                  England and Wales

IDEXX Laboratories, KK                                       Japan

IDEXX S.A.                                                   France

IDEXX Laboratories Canada Corporation                        Canada

IDEXX Laboratories B.V.                                      The Netherlands

IDEXX Logistique et Scientifique Europe S.A.                 France

IDEXX Management Services Europe S.A.                        France

IDEXX Veterinary Services, Inc.                              Delaware

Radiopet Incorporated                                        Delaware

Ubitech Aktiebolag                                           Sweden

IDEXX Laboratories (NZ) Limited                              New Zealand

IDEXX Distribution Corporation                               Delaware

IDEXX Laboratories Italia S.r.l.                             Italy

National Information Systems Corporation                     Wisconsin

Acumedia Manufacturers, Inc.                                 Maryland
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